Sub Management Contract between Putnam Investment Management,
LLC and Putnam Investments Limited dated February 27, 2014;
schedule A dated November 20, 2014 Incorporated by reference to Post Effective Amendment No. 207 to the Registrants
Registration Statement filed on April 6, 2015.